UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

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 NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

The 2015 Annual Meeting of stockholders of Fusion Telecommunications International, Inc. will be held on December 18, 2015, commencing at 3:00 p.m., local New York City time. The Annual Meeting will be held at the company's principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170.  The Annual Meeting is called for the purpose of considering and acting upon the following matters:

(a) the election of nine director nominees to hold office until our 2016 annual meeting of stockholders;

(b) the ratification of the engagement of EisnerAmper LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015; and

(c) at the discretion of the proxy holders, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on October 26, 2015 are entitled to notice of and to vote at the Annual Meeting.  A list of these stockholders is available at the offices of the Company in New York, New York.

By Order of the Board of Directors,

/s/ PHILIP D. TURITS
Philip D. Turits, Secretary and Treasurer
New York, New York
November 5, 2015

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting to be Held on December 18, 2015

The proxy statement, the Company’s Form 10-K for the year ended December 31, 2014, the Company’s Form 10-Q for the fiscal quarter ended June 30, 2015 and the means to vote by Internet are available at www.proxyvote.com.

Your Vote is Important

Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible.  You may vote over the Internet, as well as by telephone, or if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form.   Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

In the proxy statement, the words “Fusion,” the “Company,” “we,” “our,” “us,” and similar terms refer to Fusion Telecommunications International, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

Why am I receiving these materials?

Our board of directors has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at our 2015 Annual Meeting of Stockholders (“Annual Meeting”), which will take place on Friday, December 18, 2015 at 3:00 p.m., local time, at our headquarters located at 420 Lexington Avenue, Suite 1781, New York, New York 1718.    You are invited to attend the Annual Meeting if you were a stockholder of Fusion as of the close of business on October 26, 2015 (the “Record Date”) for the Annual Meeting, or hold a valid proxy for the Annual Meeting. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (“SEC”) rules and that is to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

●     Our proxy statement for the Annual Meeting;

●     Our Form 10-K/10-K/A for the fiscal year ended December 31, 2014 and our Form 10-Q for the fiscal quarter ended June 30, 2015; and

●     The proxy card or a voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we may furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.  Most stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice of Internet Availability of Proxy Materials (“Notice”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet.   The Notice also instructs you as to how you may submit your proxy on the Internet.  If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How can I access the proxy materials over the Internet?

The Notice, proxy card or voting instruction form will contain instructions on how to:

●     View our proxy materials for the Annual Meeting on the Internet and vote your shares; and

●     Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you revoke it.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

●     the election of nine director nominees to hold office until our 2016 annual meeting of stockholders;

●     the ratification of the engagement of EisnerAmper LLP to serve as our independent registered public accounting firm for  the year ending December 31, 2015; and

●     at the discretion of the proxy holders, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

●     “FOR” each of the nominees to the board of directors.

●     “FOR” the ratification of EisnerAmper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Who is entitled to vote?

Stockholders as of the Record Date are entitled to vote on matters that come before the Annual Meeting. Shares can be voted only if the stockholder is present at the Annual Meeting in person or represented by proxy.  As described below, the voting procedures may be different for stockholders of record and beneficial owners.

How many votes do I have?

Each share of common stock that you own as of the Record Date entitles you to one vote.  Each share of our Series B-2 preferred stock that you have the right to convert into shares of our common stock as of the Record Date entitles you to 200 votes.  Our common shares and Series B-2 preferred shares are sometimes hereinafter collectively referred to as the “Voting Shares.”

On the Record Date (a) the  9,091,299 issued and outstanding shares of our common stock are entitled to vote an aggregate of  9,091,299 shares of common stock, and (b) the 19,123 issued and outstanding shares of our Series B-2 preferred stock are entitled to vote an aggregate of 3,824,600 shares. The provisions of the Series B-2 preferred stock limit conversion such that, absent at least 60 days written notice to the contrary, the holder's beneficial ownership is limited to 4.99% of the number of outstanding shares of our common stock after conversion.  As a result, the combined issued and outstanding shares of our common stock and Series B-2 preferred stock are entitled to vote an aggregate of 12,360,402 shares of common stock at the Annual Meeting.  The holders of the common stock and Series B-2 preferred stock vote as one group on each matter submitted to a vote of stockholders at the Annual Meeting.

Why is the number of shares shown as owned by me online different from the number of shares in my records?

The number of common shares shown when you logged into www.proxyvote.com may be different from the number of such shares shown in your records because the number of shares shown in that data base, as well as all of the per share information in this proxy statement, gives effect to a 1:50 reverse split of our common stock that occurred on May 13, 2014.

What is the difference between holding shares as a Stockholder of Record compared to owning shares as a Beneficial Owner in "street name?"

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization (each an “Organization”), then you are considered the beneficial owner of those shares.

How can I vote my shares in person at the Annual Meeting?

You may vote your shares held in your name as a stockholder of record in person at the Annual Meeting.  You may vote your shares held beneficially in street name in person at the Annual Meeting only if you obtain a legal proxy from the Organization that holds your shares giving you the right to vote the shares.   Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by proxy.   You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided in the proxy card.    If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by the Organization through which you hold your shares.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your vote at any time prior to taking the vote at the Annual Meeting by:

●     granting a new proxy bearing a later date by following the instructions provided in the Notice or the proxy card, which will automatically revoke the previous proxy;

●     providing a written notice of revocation to Fusion’s Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170; or

●     attending the Annual Meeting and voting in person.

If you hold shares beneficially in street name, you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

●     submitting new voting instructions to the Organization through which you hold your shares by following the instructions they provided; or

●     if you have obtained a legal proxy from the Organization through which you hold your shares giving you the right to vote your shares, by attending the Annual Meeting and voting in person using the valid legal proxy.

Note that both stockholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

I share an address with another stockholder and we received only one paper copy the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the SEC has approved.  Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the

same address unless we receive contrary instructions from one or more of the stockholders.   This procedure reduces our printing costs, mailing costs and fees.   Stockholders that participate in householding will continue to be able to access and receive separate proxy cards.  Upon written request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials.   Stockholders may request such a change by sending us an e-mail at proxymaterial@fusionconnect.com.

Stockholders who hold shares in street name may contact the Organization through which they hold their shares to request information about householding.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of Fusion’s Voting Shares as of the Record Date must be present in person or represented by proxy.  Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

How are votes counted?

In the election of directors (Proposal Number 1), you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the ratification of EisnerAmper, LLP (Proposal Number 2), you may vote “FOR,” “AGAINST,” or “ABSTAIN.”   If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions, your shares will be voted as you instruct on such items.  If no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by our board of directors.

What is the voting requirement required to approve each of the proposals?

In the election of directors, the nine persons receiving the highest number of affirmative “FOR” votes at the Annual Meeting will be elected.

The approval of the other proposal requires the affirmative “FOR” vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting as a single class.

If you hold shares beneficially in street name and do not provide your Organization with voting instructions, your shares may constitute “broker non-votes.”  Broker non-votes occur on a mater when an Organization is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  These matters are referred to as “non-routine” matters.   Of the matters to be voted on at the Annual Meeting, only the proposal to ratify the appointment of EisnerAmper LLP as Fusion’s independent registered public accounting firm for the fiscal year ending December 31, 2015 is “routine.”  In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal.  Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Abstentions are considered voting power present at the Annual Meeting and thus will have the same effect as votes against Proposal Number 2 but not Proposal Number 1.

Please note that since brokers may not vote your shares on “non-routine” matters, in the absence of your specific instructions, we encourage you to provide instructions to your broker regarding the voting of your shares.

Who will bear the costs of soliciting votes for the Annual Meeting?

Fusion will pay the costs of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes.  If you choose to access these proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur.  If you choose to vote by phone, you are responsible for telephone

charges you may incur.   We have not retained a proxy solicitor in conjunction with the Annual Meeting, but we reserve the right to do so if it is determined necessary.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communications by our directors, officers and certain of our other employees, who will not receive any additional compensation for such solicitation activities.

Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and we will publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting if you were a stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting.  Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis.  You must present a valid photo identification, such as a driver’s license or passport, for admittance.   If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to October 26, 2015, a copy of the voting instruction form provided by your Organization, or other similar evidence of ownership.

If you do not provide a photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.  For security reasons, you and your bags are subject to search prior to your admittance to the Annual Meeting.

The Annual Meeting will begin promptly at 3:00 p.m., local time.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

Stockholder Proposals:  As of the date of this Proxy Statement, we had not received notice of any stockholder proposals for the meeting and proposals received subsequent to such date will be considered untimely. For a stockholder proposal to be considered for inclusion in the proxy statement for our 2016 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below.  Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary- Shareholder Proposal
420 Lexington Avenue, Suite 1718
New York, New York 10170

Under Rule 14a-8, in order to be timely a stockholder proposal must be received at our principal executive offices not less than 120 calendar days before the date our Proxy Materials’ were released to our stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we send out our Notice for that meeting. Therefore, stockholder proposals intended to be presented at our 2016 annual meeting must be received by us at our principal executive offices not later than June 19, 2016 in order to be eligible for inclusion in our proxy statement and proxy for that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with applicable regulations.

Who Can Help Answer Your Questions?

If you have a question about this proxy statement, you may address that question to our Corporate Secretary at the above address, or may call him at 212–201–2407.

CORPORATE GOVERNANCE

Board of Directors

The board oversees our business affairs and monitors the performance of management.  In accordance with our corporate governance principles, the board of directors does not involve itself in our day-to-day operations.  The directors keep themselves informed through discussions with the Chief Executive Officer and our other executive officers, by reading the reports and other materials that we send them and by participating in board of directors and committee meetings. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

Our By-laws provide that the board shall consist of not less than one director and that a director’s term extends from the date of his or her election until our next annual meeting of stockholders. Through board action, the number of directors of the Company has been set at no less than seven and no more than seventeen.  The board currently consists of nine members.

The board has proposed a slate of nine nominees for election to the board. At the Annual Meeting, nine directors will be elected to hold office for a term of one year or until their respective successors are elected and qualified at our 2016 annual meeting of stockholders, or otherwise. Biographical information concerning our director nominees is provided elsewhere in this proxy statement.

Board of Directors Meetings and Attendance

During 2014, twelve meetings of the board were held, ten of which were telephonic.  All incumbent directors, other than Alan Brumberger, attended at least 75% of the total meetings of the board and all incumbent directors attended at least 75% of the total meetings of the Committees on which they served.

Annual Meeting Attendance

We do not require board members to attend the annual meeting of stockholders. Two incumbent directors attended our 2014 annual meeting.

Shareholder Communications with Directors

The board recommends that communications with the board be initiated in writing and addressed as follows:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary- Shareholder Communications
420 Lexington Avenue, Suite 1718
New York, New York 10170

This centralized process will assist the board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The board has instructed our Corporate Secretary to forward such correspondence only to the intended recipient; however, the board has also instructed our Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the board's consideration. In such cases, some of that correspondence may be forwarded elsewhere within the Company for review and possible response.

Code of Ethics

Since 2004, we have had a Corporate Code of Ethics, the current version of which applies to all members of our board, the chief executive officer, each other principal executive officer, the chief financial officer and our corporate controller.  To receive a copy of our Code of Ethics, a stockholder may write to Fusion Telecommunications International, Inc., Attention: Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170 or may contact our Corporate Secretary’s office at (212) 201-2407.  A copy of our Code of Ethics is also posted on our website (www.fusionconnect.com). Disclosure of amendments to, or waivers of, provisions of the Code of Ethics will be publicly disclosed in accordance with applicable rules and regulations, and will be made available upon request in the manner indicated above.

BOARD COMMITTEES

The board has established a Compensation and Nominating Committee (the “Compensation Committee”), a Strategic and Investment Banking Committee (the “Strategic Committee”) and an Audit Committee (the “Audit Committee” and together with the Compensation Committee and the Strategic Committee, hereinafter referred to as the “Committees”) to devote attention to specific subjects and to assist the board in the discharge of its responsibilities. The functions of the Committees and their current members are set forth below:

Compensation and Nominating Committee

The primary functions of our Compensation Committee are to:

●	evaluate and assess, on an annual basis, the performance of the chief executive officer;
●
make recommendations to the  board regarding  base salaries, annual incentive awards (equity and/or cash) and long-term incentive awards for the chief executive officer and, in consultation with the chief executive officer, for other executive officers;

●	establish performance objectives for executive officers under our incentive compensation plans with particular consideration to appropriate levels of risk-taking incentives;
●	make recommendations to the board regarding employment agreements, severance agreements, change in control agreements and similar arrangements;
●
retain compensation consultants to be used to assist in the evaluation of the compensation of the chief executive officer and other executive officers and obtain advice and assistance from internal and outside legal, accounting or other advisors;

●	review and recommend to the board the nominees for election as directors and assist the board in identifying and attracting qualified candidates;
●	periodically review and assess the adequacy and levels of director compensation; and
●	periodically review succession plans for key executive officer positions.

During 2014, the members of our Compensation Committee were Michael J. Del Giudice – Chairman, Paul C. O'Brien and Larry Blum, each of whom was a non-employee member of our board. The board has determined that each of these directors is independent within the meaning of Rule 5605(a)(2) of The Nasdaq Stock Market. The charter of our Compensation Committee is posted on our website (www.fusionconnect.com), and a copy of that charter can be obtained by contacting our Corporate Secretary at the address provided above for communications with directors. The information on our website is neither incorporated by reference nor otherwise made a part of this Proxy Statement. The Compensation Committee held four meetings during 2014.

Stockholder Nomination of Directors

The Compensation Committee currently does not have a formal procedure with regard to the consideration of candidates recommended by our stockholders. The board believes that such a procedure may make sense and continues to investigate various procedural options.

Director Qualifications

The Compensation Committee used the following procedures and guidelines contained in its charter to evaluate and recommend the nominees for director included in this proxy statement:

●	recommend to the board and aid in identifying and attracting qualified candidates to stand for election as directors;

●	periodically evaluate the desirability of and recommend to the board any changes in the size and composition of the board; and

●	select and evaluate directors in accordance with the general and specific criteria set forth below:

General Criteria: Director selection should include a sufficient number of independent Directors to satisfy the existing SEC and exchange requirements, and such independent directors should have the appropriate skills, experience and other characteristics to fill all board committee positions required to be filled by independent directors;

Specific Criteria: In addition to the general criteria, the Compensation Committee shall develop and periodically evaluate and modify as appropriate a set of specific criteria outlining the skills, experience, particular areas of expertise, specific backgrounds and other characteristics that should be represented on the board to enhance the effectiveness of the board and Committees, taking into account any particular needs of the Company based on its business, size, strategic objectives, customers and other characteristics;

●
evaluate each new director candidate and each incumbent director before recommending that the board nominate or re-nominate such individual for election or reelection as a director based on the extent to which such individual meets the general and specific criteria above;

●	diligently seek to identify potential candidates who will strengthen the board, by establishing procedures for soliciting and reviewing potential nominees from directors and stockholders; and

●
Submit to the board the candidates for director to be recommended by the board for election at each annual meeting of stockholders and to be added to the board at any other time due to board expansion, director resignations, retirements or otherwise.

Audit Committee

Our Audit Committee’s primary function is to assist the board in fulfilling it’s over sight responsibilities by reviewing the integrity of our financial statements, our internal control systems, our auditing, accounting and financial reporting processes (including those associated with the Sarbanes-Oxley Act of 2002) and the qualification and independence of our independent accountants.  The Audit Committee’s primary duties are to:

●	serve as an independent and objective party to monitor our quarterly and annual financial reporting process and the adequacy of our internal control systems;
●	review and appraise the audit efforts of our independent accountants; and
●	provide an open avenue of communication among the independent accountants, financial and senior management and the board.

To fulfill its responsibilities and duties, the Audit Committee:

●
reviews and discusses with management and the independent accountants our annual audited financial statements and any reports or other financial information submitted to any governmental body or to the public;

●
reviews with management and the independent accountants the Company’s quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q or prior to release of earnings for the quarter;

●	reviews and approves any related-party transactions;
●	appoints and replaces the independent accountants and approves the professional fees to be paid to the independent accountants, including the range of audit and non-audit fees;
●	reviews with the independent auditors all critical accounting policies and practices being used by the Company;
●
ensures the independence of the independent accountants by preapproving all auditing and non-audit services to be performed for the Company, ensure the rotation of audit partners as required by law, and discusses with the independent accountant’s the matters required to be discussed by applicable auditing standards;

●	reviews any significant disagreements among management and the independent accountants in connection with the preparation of the Company’s financial statements;
●
establishes procedures relating to the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters; and

●	establishes, reviews and updates periodically our Code of Ethics to ensure that management has established a system to monitor and enforce our Code of Ethics.

During 2014, the members of our Audit Committee were Paul C. O'Brien – Chairman, Michael Del Giudice and Larry Blum, each of whom was a non-employee member of the board.  Our board has determined that Michael Del Giudice is our Audit Committee Financial Expert within the meaning of SEC rules. Our board has also determined that each of the directors serving on our Audit Committee is independent within the meaning of the Rule 5605(a)(2) of The Nasdaq Stock Market. The Audit Committee charter is posted on our website (www.fusionconnect.com), and a copy of the charter can also be obtained by contacting our Corporate Secretary. The information on our website is neither incorporated by reference nor otherwise made a part of this Proxy Statement. The Audit Committee held six  meetings in 2014.

Audit Committee Report

With respect to the year ended December 31, 2014, in addition to its other work, the Audit Committee:

●
reviewed and discussed with management and EisnerAmper, LLP, our  independent registered public accounting firm, our audited consolidated financial statements as of December 31, 2014 and the year then ended;

●
discussed with EisnerAmper, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

●
received from EisnerAmper, LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with EisnerAmper, LLP its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

Based on the review and discussion summarized above, the Audit Committee recommended that the board include the audited consolidated financial statements in its 2014 Annual Report on Form 10-K for filing with the SEC.

Submitted by: /s/ Paul C. O’Brien, Chairman /s/ Michael Del Giudice /s/ Larry Blum

Strategic and Investment Banking Committee

The members of our Strategic Committee are Marvin S. Rosen – Chairman, E. Alan Brumberger, Michael Del Giudice and Philip D. Turits. Our Strategic Committee evaluates and recommends investment strategies with investment banks and brokerage houses and assists in the evaluation of potential mergers and acquisitions. There currently is no written charter for the Strategic Committee. The Strategic Committee acts at the direction of the board. The Strategic Committee did not meet in 2014.

Board Role in Risk Oversight

Our board has the overall responsibility for risk oversight, with a particular focus on those areas of risk that might have the most significant impact on the Company. These risk oversight responsibilities are primarily discharged through the board’s Audit Committee and Compensation Committee. The roles of these committees in risk evaluation are as follows:

Audit Committee. The Audit Committee oversees the risk management policies and practices related to the financial reporting process and to our published financial statements. In addition, the Audit Committee from time to time reviews those risk management policies and practices with executive management and the Company’s auditors, to insure full compliance and the minimization of finance-related risks.

Compensation Committee. The Compensation Committee oversees the risk management policies and practices related to compensation and compensation-related risks, as well as possible risks related to succession planning. This oversight responsibility specifically includes working with executive management in relation to employee compensation policies, practices and programs.

Our executive officers direct the day-to-day implementation and monitoring of the management policies and practices established by the board and its Committees.  As part of its periodic meetings with executive management, the board reviews the Company’s risk management policies and practices.

Director Compensation

Our directors do not receive cash compensation for their services on the board or Committees. However, they are reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.  In addition, we annually grant directors stock options for their services, the amount of which is determined by the Compensation Committee.

The following table provides information relating to compensation paid to the directors for the 2014 fiscal year.

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (2) ($)	Total ($)(3)
Marvin S. Rosen	$-	$-	$2,510	$-	$-	$-	$2,510
E. Alan Brumberger	$-	$-	$2,725	$-	$-	$-	$2,725
Michael J. Del Giudice	$-	$-	$2,725	$-	$-	$-	$2,725
Jack Rosen	$-	$-	$1,523	$-	$-	$-	$1,523
Paul C. O'Brien	$-	$-	$2,725	$-	$-	$-	$2,725
Philip D. Turits(1)	$83,333	$16,667	$4,493	$-	$-	$-	$104,493
William Rubin	$-	$-	$1,523	$-	$-	$-	$1,523
Larry Blum	$-	$-	$2,474	$-	$-	$-	$2,474
________________

(1)	Includes cash and 3,031 shares of common stock paid to Mr. Turits for his services as the Company’s Treasurer in accordance with his compensation arrangement approved by both the Compensation Committee and the board of directors.

(2)	This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2014, for option awards pursuant to the 2009 stock option plan. The value attributable to option awards is computed in accordance with FASB ASC Topic 718, and the assumptions made in the valuations of the option awards are included in Note 2 (Summary of Significant Accounting Policies – Stock Based Compensation) of the notes to our financial statements for the year ended December 31, 2014, that appear in our Annual Report on Form 10-K for 2014.

(3)	The table does not include amounts reimbursed for expenses incurred in attending board and Committee meetings.

EXECUTIVE OFFICERS

Set forth below is a brief description of the present and past business experience of each of our executive officers.

Matthew D. Rosen, Age 43, Chief Executive Officer and Director

Mr. Rosen has served as a director since May 2005 and has been our Chief Executive Officer since March 2006. He served as our President from March 2006 until March 2008, as our Chief Operating Officer from August 2003 to March 2006, as our Executive Vice President and Chief Operating Officer from February 2002 to August 2003, as our Executive Vice President and President of Global Operations from November 2000 to January 2002 and as our President of US Operations from March 2000 to November 2000.

Philip D. Turits, Age 82, Secretary, Treasurer, and Director

Mr. Turits co-founded the Company in 1997 and has served as a director since September 1997, our Secretary since October 1997, our Treasurer since March 1998 and Vice Chairman of the board from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company, and prior to 1991 he served as President and Chief Executive Officer of Continental Chemical Company.

Gordon Hutchins, Jr., Age 66, President, Chief Operating Officer, and Acting Chief Financial Officer

Mr. Hutchins has served as our President and Chief Operating Officer since March 2008 and as Acting Chief Financial Officer since January 15, 2010. Mr. Hutchins served as our Executive Vice President from December 2005 to March 2008. Prior to joining the Company, Mr. Hutchins served as President and Chief Executive Officer of SwissFone, Inc., a telecommunications carrier.  Prior to joining SwissFone, Mr. Hutchins served as President and Chief Executive Officer of STAR Telecommunications, Inc., an international telecommunications carrier.   Mr. Hutchins has also served as President and Chief Executive Officer of GH Associates, Inc., a management-consulting firm that he founded.    During his early career, Mr. Hutchins served as President and Chief Executive Officer of LDX NET, Inc., a fiber optic network company, and held positions with MCI, McDonnell Douglas Corporation and AT&T.

Jonathan Kaufman, Age 56, Chief Strategy Officer

Mr. Kaufman has served as our Chief Strategy Officer since January 2015.   Prior to assuming that position, Mr. Kaufman served as President, Business Services, from October 2012 (the date we acquired his company, Network Billing Systems, LLC, a company he founded in 1998) until January 2015.  From its founding until its sale in 2012, Mr. Kaufman served as Chief Executive Officer of Network Billing Systems.  Prior to founding Network Billing Systems, Mr. Kaufman served as Chief Executive Officer of Target Telecom Inc., a telecommunications service company that he founded in 1984 and sold to WorldCom in 1996.

Jan Sarro, Age 61, Executive Vice President – Marketing and Business Development

Ms. Sarro has served as our Executive Vice President of Marketing and Business Development since November 2012.  Prior to assuming that role, Ms. Sarro served as our Executive Vice President – Corporate Services from March 2008 to October 2012, as our Executive Vice President, Carrier Services from April 2005 to March 2008, and as our Vice President of Sales and Marketing from March 2002 to April 2005. Prior to joining the Company, Ms. Sarro served as President of the Americas for Viatel, Inc., a global, facilities-based communications carrier. Ms. Sarro has over 20 years of experience in the communications industry.  Ms. Sarro has also held senior executive marketing and sales management positions at Argo Communications, FTC Communications, TRT Communications and WorldCom.

Russell P. Markman, Age 64, President Business Services

Mr. Markman has served as our President Business Services since January 2015. Prior to assuming that role, Mr. Markman served as Executive Vice President, Business Services from October 2012 to January 2015.   Prior to our acquisition of Network Billing Systems, LLC in October 2012, Mr. Markman served as President of that company from January 2009 to October 2012.   Prior to becoming President of Network Billing Systems, Mr. Markman served as Vice President, Operations from October 2003 to October 2012.  Prior to joining Network Billing Systems, LLC, Mr. Markman established the alternate channel distribution program for commercial sales at RCN Corporation, where he served as Director of Commercial Sales.

Thomas Durkin, Age 60, Chief Technology Officer

Mr. Durkin has served as our Chief Technology Officer since February, 2015.  Prior to joining the Company in February, 2015, Mr. Durkin was with MHC Services, his consultancy company through which he provided consulting services to us and other companies from February 2012 to February 2015.  From February 2007 to 2011, Mr. Durkin was Vice President of Technology and Global Business Development for Reliance Globalcom, where he was responsible for expanding the company’s multinational communications and data center infrastructure in India and other countries around the globe.   From 1996 to 2001, Mr. Durkin served as Senior Vice President of Engineering and Operations for Pacific Gateway.

Lisa Taranto, Age 48, Vice President, Finance and Principal Accounting Officer

Ms. Taranto has served as our Principal Accounting Officer since August 2015 and as our Vice President, Finance since January 2014.  From January 2014 until August 2015, she also held the position of Vice President, Accounting.  Prior to joining us, Ms. Taranto served as Vice President, Finance and Accounting for Broadvox, LLC and from January 2006 to January 2011 served as Vice President, Accounting and Financial Operations for Cypress Communications.  From May 2003 to April 2005, Ms. Taranto held senior financial management roles at AirGate PCS (a Sprint Company), where she built the company's settlements operations organization and held a position on that company's external controls and disclosures committee. Ms. Taranto has over 25 years of financial management experience in the communications industry. Earlier in her career, Ms. Taranto held executive management roles at MCI/Verizon Business, where she led the Global Financial Operations and IT Revenue Systems organizations.  Ms. Taranto holds a B.A from William Patterson University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our Named Executive Officers (1).

Name and Principal Position	Year	Salary (1) ($)	Bonus (1,2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Matthew D. Rosen	2014	$350,000	$350,000	$114,071	$3,311	$817,382
Chief Executive Officer	2013	$350,000	$562,500	$56,331	$3,311	$972,142

Gordon Hutchins, Jr.,	2014	$250,000	$60,000	$42,036	$448	$352,484
President, Chief Operating Officer and Acting Chief Financial Officer	2013	$250,000	$60,000	$27,418	$541	$337,959

Jonathan Kaufman,	2014	$200,000	$35,000	$25,867	$15,002	$275,869
Chief Strategy Officer	2013	$200,000	$35,000	$12,866	$12,228	$260,094
 __________________________
(1)
Included in these columns are amounts earned, though not necessarily paid to the Named Executive Officer, during the corresponding fiscal year.  Named Executive Officers consist of: (i) our Principal Executive Officer regardless of compensation level, and (ii) our two most highly compensated executive officers (other than our Principal Executive Officer), who were serving as such on December 31, 2014 and whose annual compensation exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer on December 31, 2014. The value attributable to any option awards is computed in accordance with FASB ASC Topic 718.

(2)
The amounts reported in this column for Mr. Rosen for 2013 includes $150,000 of compensation taken by Mr. Rosen in the form of shares of the Company’s common stock and shares of Series B-2 preferred stock.

(3)
This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2014 and 2013, for option awards pursuant to the Company's 2009 Stock Option Plan. The value attributable to option awards is computed in accordance with FASB ASC Topic 718, and the assumptions made in the valuations of the option awards are included in Note 2 (Summary of Significant Accounting Policies – Stock Based Compensation) of the notes to our consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)	Represents life insurance premiums paid by us.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each Named Executive Officer as of December 31, 2014.  The table gives effect to the 1:50 reverse split completed by us on May 13, 2014.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options, (#) exercisable	Number of securities underlying unexercised options, (#) unexercisable	Equity incentive plan awards; Number of securities underlying unexercised unearned options (#)	Option exercise prices ($)	Option expiration dates	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested (#)
Matthew D. Rosen
	2,143	0	0	$139.99	3/6/2016	0	0	0	0
	2,658	0	0	$122.97	3/6/2016	0	0	0	0
	3,200	0	0	$114.00	6/15/2016	0	0	0	0
	7,000	0	0	$34.50	3/28/2017	0	0	0	0
	7,000	0	0	$15.50	3/25/2018	0	0	0	0
	7,000	0	0	$5.50	3/25/2019	0	0	0	0
	8,750	0	0	$6.00	4/13/2020	0	0	0	0
	8,750	0	0	$4.50	10/18/2021	0	0	0	0
	6,700	3,300	0	$5.50	10/16/2022	0	0	0	0
	24,221	47,015	0	$4.25	7/28/2023	0	0	0	0
	0	80,000	0	$3.52	10/16/2024	0	0	0	0
Total	77,422	130,315

Gordon Hutchins, Jr.	2,143	0	0	$139.99	3/6/2016	0	0	0	0
	358	0	0	$132.19	3/6/2016	0	0	0	0
	3,500	0	0	$34.50	3/28/2017	0	0	0	0
	4,000	0	0	$15.50	3/25/2018	0	0	0	0
	4,000	0	0	$5.50	3/25/2019	0	0	0	0
	5,000	0	0	$6.00	4/13/2020	0	0	0	0
	6,500	0	0	$4.50	10/19/2021	0	0	0	0
	4,355	2,145	0	$5.50	10/16/2022	0	0	0	0
	6,917	13,425	0	$4.25	7/28/2023	0	0	0	0
	0	25,000	0	$3.52	10/16/2014	0	0	0	0
Total	36,773	40,570

Jonathan Kaufman	3,350	1,650	0	$6.00	11/29/2022	0	0	0	0
	4,656	9,038	0	$4.25	7/28/2023	0	0	0	0
	0	20,000	0	$3.45	10/16/2024	0	0	0	0
Total	8,006	30,688

Employment Agreements, Termination of Employment and Change-In-Control Arrangements

On November 5, 2015, the Company executed a new employment agreement with Matthew D. Rosen, our Chief Executive Officer.   This new agreement has a term of three years, but will automatically renew for an additional two year period unless and until one party provides the other party with written notice of its/his intent to terminate not less than 90 days prior to the end of the initial term.   His agreement provides (a) for an annual base salary of not less than $425,000 (subject to annual review for cost of living increases, performance and market conditions), (b) for an annual bonus equal to 50% of base salary, and (c) that in the event his employment is terminated without cause, including a termination within six months following a change in control of the Company (as defined in his agreement), he will receive unpaid base salary accrued through the effective date of the termination plus any pro-rata bonus and a lump sum payment equal to 200% of his base salary then in effect and 200% of his highest annual bonus for the three years preceding his termination.  Had such an event occurred on December 31, 2014, the amount due to Mr. Rosen would have been $1.4 million.  His employment agreement also provides for a one year non-compete provision.  In the event of a sale of the Company that results in proceeds to the shareholders of up to $149,999,999, Mr. Rosen is entitled to receive a special bonus equal to 2.5% of the consideration (cash or stock) paid/distributed to the shareholders; 3.5% if such consideration is between $150 million and $249,999,999; 4.5% if such consideration is between $250 million and $349,999,999; and 5% if such consideration is over $350 million.  Mr. Rosen’s employment agreement also provides that the Board will, within ninety (90) days following execution of the new agreement, develop a plan under which Mr. Rosen will obtain a five percent (5%) stake in the Company within three years.

In 2014, Mr. Rosen received a bonus of $350,000 and in 2013 Mr. Rosen was awarded a one-time bonus of $175,000 based on the Company’s achievement of positive EBITDA in each of the first two fiscal quarters for the year ended December 31, 2013.  In August 2013, Mr. Rosen agreed to accept $100,000 of this bonus in the form of 22,589 shares of our common stock and warrants to purchase 11,495 shares of our common stock at a price of $5.45 per share, and on December 31, 2013, Mr. Rosen agreed to accept $50,000 of this bonus in the form of 50 shares of our Series B-2 preferred stock and warrants to purchase 3,200 shares of our common stock at an exercise price of $6.25 per share.   Mr. Rosen also received a cash bonus of $87,500 related to fiscal 2013.  In addition, the board awarded Mr. Rosen an additional one-time cash bonus of $300,000 in connection with the acquisition and debt and equity transactions that were consummated on December 31, 2013.

Gordon Hutchins Jr. serves as our President, Chief Operating Officer, and Acting Chief Financial Officer.  Mr. Hutchins does not have a written employment agreement with the Company.  Effective January 1, 2015, Mr. Hutchins’ annual salary was increased to $275,000.  Mr. Hutchins is entitled to receive a bonus equal to 25% of his annual salary if we achieve designated corporate performance metrics.  In 2014, Mr. Hutchins received a bonus of $60,000 and in 2013 he received a one-time bonus in the amount of $60,000 in connection with his efforts related to the Company’s acquisition on December 31, 2013.

Jonathan Kaufman serves as our Chief Strategy Officer.   Mr. Kaufman does not currently have a written employment agreement with the Company.  Mr. Kaufman’s annual salary is $200,000, and he is entitled to receive a bonus equal to 25% of his annual salary if we achieve designated corporate performance metrics.

Determination of Executive Compensation

The compensation of our Chief Executive Officer is determined by the Compensation Committee.  The compensation of our other executive officers is determined by the Compensation Committee, in consultation with the Chief Executive Officer.  In determining the levels and forms of compensation to be paid to our executive officers, the Compensation Committee considers our overall performance, departmental or business segment performance, individual executive performance and experience, internal equity with regard to other executive positions, general economic conditions, and typical levels and forms of compensation at similarly-sized companies with business models similar to ours.

In considering levels and forms of compensation at other companies, the Compensation Committee relies not only on its own knowledge, but also on published salary reviews and compensation studies for companies with business models similar to ours, for specific executive positions and for our industry in general.

Our goal is to provide each of our executive officers with a total compensation package (base salary, the potential for a performance-based annual cash bonus, and time-based equity incentives) that is competitive.  We endeavor to appropriately balance the levels of fixed compensation and “at risk” compensation, as well as the levels of cash compensation and equity incentives.

In addition to cash-based and equity-based compensation, our executive officers are eligible to participate in the benefit programs that are offered to all of our employees, including medical insurance, dental insurance, life insurance, a 401(k) plan, and a variety of other elective benefit plans.  We do not offer perquisites or other significant benefits to our executive officers that are not otherwise available to all of our employees.

2009 Stock Option Plan

On December 17, 2009, the stockholders approved and ratified our 2009 Stock Option Plan (the “2009 Plan”), which was previously adopted by the board in March 2009.  This plan replaced our 1998 Stock Option Plan, the term of which expired.  Our 2009 Plan provides a long-term, equity-based incentive designed to assist our retention of key personnel, align the interests of our directors, executive officers and employees with those of our stockholders and focus participants on the achievement of long-term business objectives that will increase share value.

Under the 2009 Plan, we originally reserved 140,000 common shares for issuance upon the exercise of stock options. In November 2012, the board approved an increase in the number of common shares reserved for issuance under the 2009 Plan to 330,000, which increase was approved by stockholders at our 2012 annual meeting held in February 2013.  Then in January 2014, the board approved a further increase in the number of common shares reserved for issuance under the 2009 Plan to 1,260,000, which further increase was approved by stockholders at our 2013 annual meeting of stockholders held in March 2014.  Stock options awarded under the 2009 Plan may either be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or, alternatively, options that do not qualify as incentive stock options.  To qualify as an incentive stock options under the 2009 Plan, such options must have an exercise price of not less than 100% of the fair market value of our common shares on the date of grant.

The 2009 Plan is administered by the Compensation Committee.  The Compensation Committee determines, from time to-time, those of our executive officers, directors and employees to whom stock options will be granted, as well as the actual number of options granted to each individual, the vesting schedule of the options and all other terms and conditions of the stock options.

As of December 31, 2014, there were outstanding options to purchase 565,257 shares of common stock under the 2009 Plan and options to purchase 694,743 shares were available for future award. As of September 30, 2015, 622,993 shares were available for future award under the 2009 Plan. In addition, options to purchase 40,119 shares of common stock remain outstanding under the now expired 1998 Stock Option Plan, with such options expiring at various dates during 2020.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Principal Stockholders

Our outstanding Voting Shares consist of (a) common stock, par value $.01 per share, and (b) Series B-2 preferred stock, $0.01 par value per share. Each share of our common stock is entitled to one vote at the Annual Meeting.   Each share of Series B-2 preferred stock, which may be converted into common stock as of the Record Date, is entitled to 200 votes per share.

As of the Record Date, there were an aggregate of  9,091,299 shares of our common stock issued and outstanding and 19,123 shares of Series B-2 preferred stock issued and outstanding.  Holders of Series B-2 preferred stock are entitled to vote along with holders of common stock on each matter submitted to a vote of stockholders based upon the number of shares of common stock into which the Series B-2 preferred stock may be converted on the Record Date.  The provisions of the Series B-2 preferred stock limit conversion such that, absent at least 60 days written notice to the contrary, the holder’s beneficial ownership is limited to 4.99% of the number of outstanding shares of our common stock immediately after conversion.  As a result, the number Voting Shares evidenced by the

Company’s outstanding common stock is  9,091,299 and the number of Voting Shares evidenced by the Series B-2 Preferred Stock is 3,824,600 such that the total number of Voting Shares eligible to vote at the Annual Meeting is 12,360,402.   The following table presents information regarding the beneficial ownership of each class of our Voting Shares as of the Record Date by:

●	each person who beneficially owns more than 5% of our voting securities;
●	each of our directors and Named Executive Officers individually; and
●	all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the following table is c/o Fusion Telecommunications International, Inc., 420 Lexington Avenue, Suite 1718, New York, NY 10170. We believe that all persons, unless otherwise noted, named in the following table have sole voting and investment power with respect to all shares shown as being owned by them. Under US securities laws, a person is considered to be the beneficial owner of securities owned by him/her (or certain persons whose ownership is attributed to him/her) and that can be acquired by him/her within 60 days from that date, including upon the exercise of options, warrants or convertible securities.

We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by such owner, but not those held by any other person, and which are exercisable within 60 days of the record date, have been exercised or converted.

Name and Address of Beneficial Owner		Number of Voting Shares Beneficially Owned	Percentage of Voting Shares
Larry Blum	(1)	42,013	*	%
E. Alan Brumberger	(2)	83,129	*	%
Michael J. Del Giudice	(3)	38,702	*	%
Jack Rosen	(4)	123,279	*	%
Gordon Hutchins, Jr.	(5)	61,353	*	%
Paul C. O’Brien	(6)	44,784	*	%
Marvin S. Rosen	(7)	1,486,395	9.0%
Matthew D. Rosen	(8)	254,325	1.5%
William Rubin	(9)	179,668	1.1%
Jan Sarro	(10)	36,363	*	%
Philip D. Turits	(11)	127,216	*	%
Jonathan Kaufman	(12)	230,066	1.4%
Russell Markman	(13)	20,645	*	%
Thomas Durkin	(14)	12,838	*	%
Lisa Taranto	(15)	1,530	*	%
All directors and executive officers as a Group (15 persons)		2,742,306	16.6%
________
* Less than 1% of outstanding shares

(1) Includes (i) 23,290 shares of common stock held by trusts for which his wife serves as trustee, and (ii) 8,766 shares of Common Stock issuable upon the exercise of common stock purchase warrants held by trusts for which his wife serves as trustee, (iii) 1,900 shares of common stock issuable upon the exercise of options; and (iv) 33 shares of Series B-2 Preferred Stock convertible into 6,600 shares of common stock and representing 6,600 Voting Shares held by trusts for which his wife serves as trustee.

(2) Includes (i) 172 shares of common stock held by trusts for which his wife serves as trustee, (ii) 677 shares of common stock issuable upon the conversion of preferred stock, (iii) 3,150 shares of common stock issuable upon the exercise of options, (iv) 13,111 shares of common stock issuable upon the exercise of common stock purchase warrants; and (v) 100 shares of Series B-2 preferred stock convertible into 20,000 shares of common stock and representing 20,000 Voting Shares.

(3) Includes (i) 3,150 shares of common stock issuable upon the exercise of options, (ii) 7,392 shares of common stock issuable upon the exercise of common stock purchase warrants, of which 3,664 are held in the name of Catskill Investor Group, LLC, (iii) 34 shares of common stock issuable upon the conversion of preferred stock held in the name of Catskill Investor Group, LLC,

(iv) 2,222 shares of common stock held in the name of Catskill Investor Group, LLC; and (v) 5 shares of Series B-2 preferred stock convertible into 1,000 shares of common stock and representing 1,000 Voting Shares.

(4) Includes (i) 30,139 shares of common stock issuable upon the exercise of common stock purchase warrants, 20,539 of which are held by Rosen Partners, LLC and 9,600 of which are held by Rosen-Kalyuan, LLC, of which Jack Rosen is the managing member, (ii) 1,900 shares of common stock issuable upon the exercise of options, (iii) 1,015 shares of common stock issuable upon the conversion of preferred stock held by Rosen-Kalyuan, LLC, (iv) 53,868 shares of common stock held in the name of Rosen Partners, LLC, and; (v) 150 shares of Series B-2 preferred stock convertible into 30,000 shares of common stock and representing 30,000 Voting Shares held in the name of Rosen-Kalyuan, LLC.

(5) Includes (i) 54,130 shares of common stock issuable upon the exercise of options, and (ii) 1,667 shares of common stock issuable upon the exercise of common stock purchase warrants.

(6) Includes (i) 3,150 shares of common stock issuable upon the exercise of options, (ii) 338 shares of common stock issuable upon the conversion of preferred stock, (iii) 3,200 shares of common stock issuable upon the exercise of common stock purchase warrants; and (iv) 50 shares of Series B-2 preferred stock convertible into 10,000 shares of common stock and representing 10,000 Voting Shares.

(7) Includes (i) 314,268 shares of common stock issuable upon the exercise of common stock purchase warrants, (ii) 3,150 shares of common stock issuable upon the exercise of options, (iii) 13,011 shares of common stock issuable upon the conversion of preferred stock, (iv) 1,922 shares of Series B-2 preferred stock convertible into 384,400 shares of common stock and representing 384,400 Voting Shares; and (v) 1,610 shares of common stock held by a Delaware Trust Custodian IRA of Mr. Rosen.

(8) Includes (i) 131,428 shares of common stock issuable upon the exercise of options, (ii) 514 shares of common stock issuable upon the conversion of preferred stock, (iii) 25,592 shares of common stock issuable upon the exercise of common stock purchase warrants; and (iv) 76 shares of Series B-2 preferred stock convertible into 15,200 shares of common stock and representing 15,200 Voting Shares.

(9) Includes (i) 1,900 shares of common stock issuable upon the exercise of options, (ii) 200 shares of Series B-2 preferred stock convertible into 40,000 shares of common stock and representing 40,000 Voting Shares; and (iii) 44,129 shares of common stock issuable upon the exercise of common stock purchase warrants.

(10) Includes (i) 36,363 shares of common stock issuable upon the exercise of options, and (ii) 241 shares of common stock issuable upon conversion of preferred stock held by her husband.

(11) Includes (i) 1,429 shares of common stock held by his wife, (ii) 1,450 shares of common stock issuable upon the exercise of common stock purchase warrants, (iii) 7,250 shares of common stock issuable upon the exercise of options, (iv) 5 shares of Series B-2 preferred stock convertible into 1,000 shares of common stock and representing 1,000 Voting Shares; and (v) 34 shares of common stock issuable upon the conversion of preferred stock.

(12) Includes (i) 170,000 shares of common stock held in a trust for which his wife is the beneficiary; and (ii) 20,975 shares of common stock issuable upon the exercise of options.

(13) Represents shares of common stock issuable upon exercise of options.

(14) Represents shares issued to MHC Services, a consulting firm owned by Mr. Durkin.

(15) Represents shares of common stock issuable upon exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that every person who is directly or indirectly the beneficial owner of more than 10% of any class of any equity security (other than an exempted security) which is registered pursuant to Section 12, or who is a director or an officer of the issuer of such security, file the ownership reports required by Section 16 of the Exchange Act.

Based solely upon the Company’s review of Forms 3 and 4 and amendments thereto furnished to us during or with respect to our most recent fiscal year, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year and any written representation from a reporting person (as defined in Item 405 of Regulation S-K) that no Form 5 is required, during the Company’s most recent fiscal year no reporting person failed to timely file reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years, except for the following Section 16 officers and directors, each of which failed to file one report a Form 4 with respect to options granted to them in 2014:  Matthew Rosen, Philip Turits, Gordon Hutchins, Jonathan Kaufman, Jan Sarro, E. Alan Brumberger, Jack Rosen, William Rubin, Paul C. O’Brien, Larry Blum and Michael J. DelGiudice.

Certain Relationships, Related Transactions and Director Independence

2014

On March 6, 2014, the Company engaged Marcum LLP (“Marcum”) to prepare the Company’s tax returns and to provide related services.  The annual cost of the services is approximately $45,000.  Larry Blum, a director, is a Senior Advisor and a former partner of Marcum.

2013

Between January 2013 and December 2013, Marvin Rosen, a director, converted $895,000 of his outstanding promissory note into 208,876 shares of our common stock and five-year warrants to purchase 104,438 shares of our common stock with exercise prices ranging from $4.70 to $8.51 per share.  Also during this period, we received a short-term unsecured advance of $100,000 from Mr. Rosen, which amount was repaid in full on January 31, 2014.

On December 31, 2013, Marvin Rosen converted an additional $2,000,000 of his outstanding promissory note into 2,000 shares of Series B-2 preferred stock and warrants to purchase 128,000 shares of our common stock with an exercise price of $6.25 per share.

During 2013, Matthew Rosen, our Chief Executive Officer and a director, converted $120,000 owed to him by the Company (for a partial bonus payable to him under the terms of his employment contract) into shares of our Series B-2 preferred stock, shares of our common stock and warrants to purchase shares of our common stock.  See “Executive Compensation,” included elsewhere in this Proxy Statement.

On December 31, 2013, Philip Turits, a director and our Treasurer and Secretary, converted $2,000 owed to him by us into two shares of our Series B-2 preferred stock and a five-year warrant to purchase 128 shares of our common stock with an exercise price of $6.25 per share.

At various times during the first eleven months of 2013, Matthew Rosen converted $102,500 due to him into 23,560 shares of our common stock and five-year warrants to purchase 11,780 shares of our common stock and Philip Turits converted $5,733 due to him into 1,525 shares of our common stock and five-year warrants to purchase 763 shares of our common stock.  The warrants are exercisable at prices ranging from $4.70 to $5.48 per share.

Equity Compensation Plans

The following table sets forth securities authorized for issuance under our equity compensation plans as of December 31, 2014.

Plan Category	Number Of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance
1998 Stock Option Plan, equity compensation plans approved by security holders*	42,620	$56.96	-

2009 Stock Option Plan, equity compensation plans approved by security holders*	565,257	$4.31	694,743
Total	607,877	$8.02	694,743

*Equity Compensation Plan approved by security holders.

Director Independence

We apply the standards of Rule 5605(a)(2) of The Nasdaq Capital Market and Rule 10A-3 of the Exchange Act for determining the independence of the members of our board and Committees. Based upon our application of those standards, the board has determined that the following members of the board are independent:

Larry Blum
E. Alan Brumberger
Jack Rosen
William Rubin
Paul C. O'Brien
Michael J. Del Giudice
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

At the Annual Meeting, stockholders will be asked to elect nine nominees to the board. These nominees were recommended by the Compensation Committee and nominated by the board.  All of the director nominees are incumbent directors.

Our By-laws provide that a director's term extends from the date of his or her election or appointment to the board until we hold our next annual meeting of stockholders or their successors are duly elected and qualified.

Directors are elected by a plurality of votes cast by stockholders present at the meeting, in person or represented by proxy.  Therefore, the nine nominees who receive the greatest number of votes will be elected. Instructions to withhold authority and “broker non-votes” will not be taken into account in determining the outcome of the election of directors.

Director Background and Qualifications

We believe that those individuals who are nominated to serve as directors should possess the necessary intelligence, business skills, and life experience to make a significant contribution to the Company; should have adequate time to devote to their activities as board members; should demonstrate the highest level of ethical behavior; should have no conflicts of interest that might influence the performance of their duties as board members; should have the ability to work effectively and harmoniously with other board members and with management; and be fully committed to building long-term value for our stockholders.

We seek a board that is comprised of professionals with diverse backgrounds and who possess business skills directly relevant to the day-to-day activities of the Company. In the information provided below, we identify for each nominee the unique background, business experience, and skills that we believe will allow him to provide effective guidance to management and have a positive impact on the performance of the Company. In particular, we identify the industry, operational, financial, legal and leadership experience that led us to conclude that each of these nominees should be reelected to serve on our board.

In addition to specific qualifications, the information set forth below includes each nominee’s age, principal occupation, business experience during at least the last five years, and other directorships currently held in public companies.

Marvin S. Rosen, Age 75, Chairman of the Board

Marvin Rosen co-founded the Company in 1997. He has served as the Chairman of the Board since November 2004, Vice Chairman of the Board from December 1998 to November 2004 and has been a member of the board since March 1998. He served as our Chief Executive Officer from April 2000 to March 2006. In January 2014, he rejoined the international law firm of Greenberg Traurig as a shareholder specializing in corporate securities matters. He previously was a shareholder of that firm and also acted as Of Counsel for a number of years.  Mr. Rosen was Finance Chairman for the Democratic National Committee from September 1995 to January 1997. Currently, he serves on the board of directors of the Robert F. Kennedy Center for Justice and Human Rights and the Howard Gilman Foundation.   Mr. Rosen served on the board of directors of Terremark Worldwide, Inc. from 2000 until its sale to Verizon in 2011. Mr. Rosen is also a Principal with Emerald Point Capital Partners, L.L.C., a firm that raises capital primarily for hedge funds and private equity funds. Mr. Rosen’s son, Matthew Rosen, is our Chief Executive Officer, and serves on the board.

Director Qualification: Mr. Rosen’s background as the co-founder and former CEO of the Company, a Principal with a financial services firm, a securities attorney and a director of a public company provides him with the industry, financial, legal, and leadership experience necessary to advise the board on strategic and tactical matters.

Philip D. Turits, Age 82, Secretary, Treasurer and Director

Mr. Turits co-founded the Company in 1997 and has served as a director since September 1997, our Secretary since October 1997, our Treasurer since March 1998 and Vice Chairman of the board from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company, and prior to 1991 he served as President and Chief Executive Officer of Continental Chemical Company.

Director Qualification: Mr. Turits’ background as the co-founder and Secretary/Treasurer of the Company and as an experienced corporate executive provides him with the operational, financial and leadership experience necessary to provide valuable guidance to management, particularly in the financial aspects of our business.

Matthew D. Rosen, Age 43, Chief Executive Officer and Director

Mr. Rosen has served as a director since May 2005 and has been our Chief Executive Officer since March 2006. He served as our President from March 2006 until March 2008, as our Chief Operating Officer from August 2003 to March 2006, as our Executive Vice President and Chief Operating Officer from February 2002 to August 2003, as our Executive Vice President and President of Global Operations from November 2000 to January 2002 and as our President of US Operations from March 2000 to November 2000. Mr. Rosen is the son of the Company’s Chairman, Marvin Rosen.

Director Qualification: Mr. Rosen’s background as our Chief Executive Officer and as our former Chief Operating Officer, a senior executive in the telecommunications industry, an experienced operations executive and an investment banker provides him with the industry, operational, financial and leadership experience necessary to advise the board on all aspects of the Company’s business.

E. Alan Brumberger, Age 75, Director

Mr. Brumberger has served as a director since March 1998. Currently, Mr. Brumberger is the Chief Executive Officer of Emerald Point Capital Partners, L.L.C.  He is also a Director of Verselus, LLC, a privately owned robotics company.  From 1997 to 2004, he was a partner in Andersen & Co. and its predecessor firms. From 1995 to1997, he was a Managing Director of the Taylor Companies and from 1994 to 1995 was a Managing Director of Brenner Securities, Inc. From 1983 to 1990, Mr. Brumberger was a Managing Director of Drexel Burnham Lambert and a member of the Underwriting and Commitment Committees of that firm. Prior to that, he was a Managing Director of Shearson American Express and a partner at Loeb, Rhoades & Co., a predecessor of Shearson American Express. Mr. Brumberger served for three years as President and Chief Executive Officer of Shearson American Express International Limited, the firm’s international investment banking business in London.

Director Qualifications: Mr. Brumberger’ s background as the current Chief Executive Officer of a financial services firm, an experienced leader in the finance and securities industry and an investment banker provides him with the financial and leadership experience necessary to provide guidance to the board on various matters, particularly those of a financial nature.

Jack Rosen, Age 69, Director

Jack Rosen has served as a director since July 2012. Mr. Rosen is the founder and Chief Executive of Rosen Partners LLC, a residential and commercial real estate development firm.  He is also the current Chairman of the American Council for World Jewry, Inc. and the current President of the American Jewish Congress. In addition, Mr. Rosen oversees a wide array of healthcare, cosmetic and telecommunications business ventures throughout the U.S., Europe and Asia. Mr. Rosen currently serves on the Advisory Board of Altimo, an investment company in Russia, the CIS and Turkey operating in the field of mobile and fixed-line communications, and on the board of directors of NextWave Wireless Inc.  Mr. Rosen is currently a member of the Council on Foreign Relations, an independent, nonpartisan membership organization, think tank, and publisher.

Director Qualifications: Mr. Rosen’s background as a leader in many international organizations and as a corporate director in the telecommunications industry provides him with the leadership experience necessary to provide valuable direction and guidance to executive management and the board.

Paul C. O’Brien, Age 76, Director

Mr. O’Brien has served as a director since August 1998. Since January 1995, he served as the President of the O’Brien Group, Inc., a consulting and investment firm. From February 1988 to December 1994, he was President and Chairman of New England Telephone (a subsidiary of NYNEX), a telecommunications company. Mr. O'Brien also serves on the board of directors of Sonexis and Extream TV.

Director Qualifications: Mr. O’Brien’s background as President of a consulting and investment firm, Chairman of a major telecommunications company and as a corporate director provides him with the industry, operational, financial, and leadership experience necessary to effectively guide the board on all aspects of the Company’s business.

Michael J. Del Giudice, Age 72, Director

Mr. Del Giudice has served as a director since November 2004. He is a Senior Managing Director of Millennium Credit Markets LLC and Senior Managing Director of MCM Securities LLC, both of which he co-founded in 1996. Mr. Del Giudice also serves as Chairman of Rockland Capital Energy Investments LLC, founded in April 2003. Mr. Del Giudice has been a Member of the board of directors of Consolidated Edison Company of New York, Inc. since 1999, and is currently a member of its Audit Committee and Chairman of its Corporate Governance and Nominating Committee. Mr. Del Giudice has served as a director of Reis, Inc. since 2007 and was a director of Barnes and Noble, Inc. from 1999 to September 2010. He is also Vice Chairman of the New York Racing Association and serves as Chairman of the Governor’s Committee on Scholastic Achievement. Mr. Del Giudice was a General Partner and Managing Director at Lazard Freres & Co. LLC from 1985 to 1995. From 1983 to 1985, Mr. Del Giudice was Chief of Staff to New York Governor Mario M. Cuomo. He served from 1979 to 1981 as Deputy Chief of Staff to Governor Hugh L. Carey and from 1975 to 1979 as Chief of Staff to the then Speaker of the New York Assembly.

Director Qualifications: Mr. Del Giudice’ s background as a Senior Managing Director of securities and investment firms, an investment banker, Chief of Staff to a Governor and an active corporate director provides Mr. Del Giudice with the financial and leadership experience necessary to be a valuable advisor to executive management and the board.

Larry Blum, Age 72, Director

Mr. Blum has served as a director since February 2012. He has been a Senior Advisor for Marcum LLP (formerly known as Marcum Rachlin), independent registered public accountants, since 2011.  For more than 18 years, Mr. Blum served as the Managing Partner of Rachlin LLP, directing the firm’s growth to its position as Florida’s largest independent accounting and business advisory firm up until its merger with Marcum LLP in 2009.  Mr. Blum has also served as a litigation advisor and is a member of the Florida Bar.

Director Qualifications: Mr. Blum’s background as a managing partner of a public accounting firm and his expertise in the areas of strategic planning, mergers and acquisitions and domestic and international taxation provides him with the financial and leadership experience to be a valuable advisor to executive management and the board.

William Rubin, Age 62, Director

Mr. Rubin has served as a director since February 2012. Since 1992, he has been President of the Rubin Group, a consulting firm representing clients before governmental entities. Previously, he was Assistant Insurance Commissioner and Treasurer of the State of Florida, where he was directly responsible for all activities related to the Florida State Board of Administration, the agency that manages the investments for Florida’s pension funds. Mr. Rubin also serves as an advisor to many large companies, primarily health care companies doing business in Florida.

Director Qualifications: Mr. Rubin’s background as a senior governmental official and a lobbyist provides him with the financial and leadership experience necessary to be a valuable advisor to executive management and the board.

Board Recommendation and Vote Required for Approval

THE BOARD OF DIRECTORS BELIEVES THAT A VOTE "FOR" EACH OF THE NINE DIRECTOR NOMINEES IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND THE COMPANY. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE. DIRECTORS ARE ELECTED BY A PLURALITY OF VOTES CAST AT THE ANNUAL MEETING IN PERSON OR REPRESENTED BY PROXY. ONLY VOTES CAST "FOR" OR "WITHHELD" WILL BE COUNTED. ABSTENTIONS AND “BROKER NON-VOTES” WILL HAVE NO EFFECT ON THE OUTCOME OF PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Subject to ratification by our stockholders, our Audit Committee, in accordance with its charter (see "Board Committees; Audit Committee”, included elsewhere in this Proxy Statement) has engaged EisnerAmper LLP as the Company's independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2015. Representatives of EisnerAmper LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit and Audit Related Fees

The fees billed for professional services rendered by EisnerAmper LLP for the year ended December 31, 2014 was approximately $167,000.  The fees billed for professional services by Rothstein Kass for the years ended December 31, 2014 and 2013 were approximately $30,000 and $233,000, respectively.  These professional services included fees associated with the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and consent for the Company’s registration statement.

Tax Related Fees

There were no fees billed for tax-related services by EisnerAmper LLP during the year ended December 31, 2014.  The fees billed for tax-related services rendered by Rothstein Kass during the years ended December 31, 2014 and 2013 were $0 and approximately $28,000, respectively.

All Other Fees

There were no other fees for other services billed by EisnerAmper LLP that were not included in the categories above during the year ended December 31, 2014.   Fees for other services that were not included in the categories above billed by Rothstein Kass during the years ended December 31, 2014 and 2013 were $0 and approximately $22,000, respectively.  These fees were primarily for audit and due diligence services related to business acquisition transactions undertaken by the Company.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

Consistent with SEC policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation, and overseeing the work of the independent accountants.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant.

Prior to engagement of the independent accounting firm for the audit of the Company’s 2015 consolidated financial statements, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the three categories of services.

Audit and audit-related services include audit work performed in the preparation of annual financial statements, reviews of the Company’s interim financial statements and work that generally only the independent accountants can reasonably be expected to provide, including comfort letters, statutory audits, employee benefit plan audits and test services and consultation regarding financial accounting and/or reporting standards.

Other fees are those fees associated with services not captured in the other categories, including due diligence and other audit services related to mergers and acquisitions.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountant.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Board Recommendation and Vote Required for Approval

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2. THE APPROVAL OF PROPOSAL 2 REQUIRES THE AFFIRMATIVE VOTE BY HOLDERS OF A MAJORITY OF OUR SHARES PRESENT AT THE ANNUAL MEETING, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE ON THE PROPOSAL. ABSTENTIONS AND “BROKER NON-VOTES” WILL HAVE THE EFFECT OF A VOTE “AGAINST” PROPOSAL 2.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting.  If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the person named as proxy or his/her substitute to vote on such matters as he/she determines appropriate.

DISSENTERS' RIGHTS

Under Delaware law there are no dissenters' rights available to stockholders in connection with any matter to be voted upon at the Annual Meeting.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87154-P50114 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Marvin S. Rosen
02) Philip D. Turits
03) Matthew D. Rosen
04) E. Alan Brumberger
05) Jack Rosen
06) Paul C. O'Brien
07) Michael J. Del Giudice
08) Larry Blum
09) William Rubin

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. A proposal to ratify the engagement of EisnerAmper LLP to serve as our independent registered public accounting firm for the year ending December 31, 2013	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Form 10-Q are available at **www.proxyvote.com**.

M97155-P70114

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD
DECEMBER 18, 2015 3:00 PM EST
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a Stockholder entitled to vote at the 2015 Annual Meeting of Stockholders (the "Meeting") of Fusion Telecommunications International, Inc. (the "Company"), hereby revoking any previous Proxies heretofore given, hereby acknowledges receipt of the Company's Notice and Proxy Statement connection with the Meeting to be held at 3:00 p.m. on December 18, 2015 at the Company's principal office at 420 Lexington Avenue, Suite 1718, New York, New York 10170 and hereby appoints Matthew D. Rosen and Philip D. Turits, and each of them (with full power to act alone), the attorneys and Proxies of the undersigned (collectively the "Proxies"), with power of substitution to each, to vote all shares of the Capital Stock of the Company held in the name provided herein, which the undersigned is entitled to vote at the Meeting and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said Proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2; DIRECTORS WILL BE ELECTED (PROPOSAL 1) BY A PLURALITY OF VOTES CAST. ADOPTION OF PROPOSAL 2 REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE VOTING SHARES PRESENT AT THE MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL.

All Stockholders can vote their shares by completing, signing, dating and returning their completed Proxy card, or voting by telephone, or over the Internet. To vote by telephone or Internet, follow the instructions included in the Proxy card and Vote Instruction Form. Your Proxy is revocable and you can revoke a Proxy at anytime prior to its exercise at the Meeting by following the instructions in the Proxy Statement. For a period of at least ten days prior to the Meeting, a complete list of Stockholders entitled to vote at the Meeting shall be open to examination by any of the Company's Stockholders with a valid corporate purpose at the Company's principal office.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side